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                                                                   EXHIBIT 9(a)

                                                                November 1, 1995



                                  FEE SCHEDULE


                                   Registrar,
                     Transfer Agency and Service Agreement
                                  between the
                           American AAdvantage Funds
                                      and
                           NationsBank of Texas, N.A.




American AAdvantage Funds - Institutional Class

$115,000 per year

American AAdvantage Funds - AMR Class

$5,500 per year